UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2024

COCA-COLA CONSOLIDATED, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Coca-Cola Plaza Charlotte, NC	28211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (980) 392-8298

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	COKE	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of a Material Definitive Agreement

On June 20, 2024, Coca-Cola Consolidated, Inc. (the “Company”) gave notice, effective as of June 27, 2024, of its permanent reduction to zero of the commitments under its term loan agreement (the “Term Loan Agreement”) dated as of June 10, 2024 by and among the Company, Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent, and the other lenders party thereto. The Term Loan Agreement provided for a senior unsecured term loan facility in the aggregate principal amount of up to $800 million, maturing on June 10, 2027 (the “Three-Year Term Loan Facility”), and a senior unsecured term loan facility in the aggregate principal amount of up to $500 million maturing on June 10, 2029 (the “Five-Year Term Loan Facility” and, together with the Three-Year Term Loan Facility, the “Term Loan Facilities”). Upon the effectiveness of the notice, the aggregate commitments under the Term Loan Facilities will be reduced in accordance with their terms from $1,300 million to zero. There are no amounts outstanding under the Term Loan Facilities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA CONSOLIDATED, INC.

Date: June 24, 2024	By:	/s/ F. Scott Anthony
F. Scott Anthony
Executive Vice President and Chief Financial Officer